Exhibit 99.2

Supplemental Tables

Consolidated supplementary financial information

Income Statement:	Three Months Ended March 31,
(In Thousands)	2010	2009
Revenues
Net premiums written (1)	$119,436	$120,846
Net premiums earned	$114,308	$118,321
Investment income, net of investment expenses	27,968	23,271
Realized investment gains (losses)	2,726	(3,488)
Other income	123	159
Total Revenues	$145,125	$138,263

Benefits, Losses and Expenses
Losses and loss settlement expenses	$68,363	$86,078
Increase in liability for future policy benefits	6,390	3,388
Amortization of deferred policy acquisition costs	26,516	29,406
Other underwriting expenses	8,807	8,486
Disaster charges and other related expenses, net of recoveries	(23)	(358)
Interest on policyholders’ accounts	10,801	9,772
Total Benefits, Losses and Expenses	$120,854	$136,772

Income before income taxes	24,271	1,491
Federal income tax expense (benefit)	4,879	(1,779)
Net income	$19,392	$3,270

(1)
The Statutory Financial Measures section of our April 26, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

Balance Sheet:	March 31, 2010	December 31, 2009
(In Thousands)	(unaudited)
Total invested assets:
Property and casualty segment	$953,963	$915,055
Life insurance segment	1,501,685	1,436,786
Total cash and investments	2,599,868	2,542,693
Total assets	2,940,927	2,902,544
Future policy benefits and losses, claims and loss settlement expenses	$1,938,982	$1,927,645
Total liabilities	2,242,464	2,229,809
Net unrealized investment gains, after-tax	$94,692	$82,491
Total stockholders’ equity	698,463	672,735

Property and casualty insurance statutory capital and surplus (1) (2)	$-	$556,265
Life insurance statutory capital and surplus (2)	164,502	160,179

(1)
Because United Fire & Casualty Company owns United Life Insurance Company, the property and casualty insurance statutory capital and surplus includes life insurance statutory capital and surplus and therefore represents our total consolidated statutory capital and surplus.

(2)
The Statutory Financial Measures section of our April 26, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

Commercial Lines and Personal Lines

	Three Months Ended March 31,
(In Thousands)	2010	2009
Net Premiums Written
Commercial lines:
Other liability (1)	$29,148	$31,911
Fire and allied lines (2)	25,582	26,630
Automobile	24,440	26,228
Workers’ compensation	13,600	16,340
Fidelity and surety	4,051	3,917
Miscellaneous	222	246
Total commercial lines	$97,043	$105,272

Personal lines:
Fire and allied lines (3)	$5,568	$5,030
Automobile	3,637	3,214
Miscellaneous	119	88
Total personal lines	$9,324	$8,332
Reinsurance assumed	757	1,045
Total	$107,124	$114,649

(1)	“Other liability” is business insurance covering bodily injury and property damage arising from general business operations, accidents on the insured’s premises and products manufactured or sold.
(2)	“Fire and allied lines” includes fire, allied lines, commercial multiple peril and inland marine.
(3)	“Fire and allied lines” includes fire, allied lines, homeowners and inland marine.

Commercial Lines and Personal Lines

Three Months Ended March 31,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$28,214	$18,841	66.8%	$31,052	$20,105	64.7%
Fire and allied lines	24,384	19,799	81.2	25,400	27,073	106.6
Automobile	23,010	13,830	60.1	24,386	15,210	62.4
Workers’ compensation	11,218	4,278	38.1	13,211	11,776	89.1
Fidelity and surety	4,679	209	4.5	5,413	273	5.0
Miscellaneous	202	36	17.8	210	51	24.3
Total commercial lines	$91,707	$56,993	62.1%	$99,672	$74,488	74.7%

Personal lines
Fire and allied lines	$5,979	$2,067	34.6%	$5,339	$3,808	71.3%
Automobile	3,467	2,881	83.1	3,086	2,351	76.2
Miscellaneous	87	(27)	N/A	84	294	N/A
Total personal lines	$9,533	$4,921	51.6%	$8,509	$6,453	75.8%
Reinsurance assumed	739	1,714	231.9%	1,033	1,338	129.5%
Total	$101,979	$63,628	62.4%	$109,214	$82,279	75.3%